UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 1, 2018

RCM Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	1-10245 (Commission File Number)	95-1480559 (I.R.S. Employer Identification No.)

2500 McClellan Avenue, Suite 350
Pennsauken, NJ	08109-4613
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (856) 356-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 1, 2018, the Board of Directors (the "Board") of RCM Technologies, Inc. (the "Company") appointed Bradley S. Vizi, 34, the Company's Executive Chairman and President.  Mr. Vizi has been a member of the Board since December 2013 and its Chairman since September 2015.   Since February 12, 2016, Mr. Vizi has served as a member of the Board of Directors at L.B. Foster (NASDAQ: FSTR), a leading manufacturer, fabricator, and distributor of products and services for the rail, construction, energy and utility markets with locations in North America and Europe.  Mr. Vizi founded Legion Partners Management, Inc. in 2010 and Legion Partners Asset Management, LLC in 2012, where he served as Managing Director and Portfolio Manager until October 2017.  From 2007 to 2010, Mr. Vizi was an investment professional at Shamrock Capital Advisors, Inc. ("Shamrock"), the alternative investment vehicle of the Disney Family.  Prior to Shamrock, from 2006 to 2007, Mr. Vizi was an investment professional with the private equity group at Kayne Anderson Capital Advisors L.P.

As of the same date, Rocco Campanelli became a consultant to the Company and no longer serves as its President and Chief Executive Officer.

Roger H. Ballou, an independent member of the Board, was appointed by the Board on June 1, 2018 to serve as its Lead Independent Director.

Mr. Vizi will receive an annual base salary of $250,000.  He will also receive an initial incentive award consisting of 15,000 restricted stock units ("RSUs") awarded under the Company' s 2014 Omnibus Equity Compensation Plan (as amended and restated, the "2014 Plan") on June 1, 2018, to vest on June 1, 2019 contingent on Mr. Vizi continuing to provide service to the Company on such date.

Mr. Vizi will also receive a grant, under the Plan, of performance stock units ("PSUs") based on the achievement of certain Company performance goals.  The specific terms of the PSU grant will be disclosed when the grant is made.

Mr. Vizi and the Company also entered into an Executive Severance Agreement (the "Severance Agreement"), which sets forth the terms and conditions of certain payments to be made by the Company to Mr. Vizi in the event, while employed by the Company, Mr. Vizi experiences (a) a termination of employment unrelated to a "Change in Control" (as defined in the Agreement) or (b) there occurs a Change in Control and Mr. Vizi's employment is terminated for a reason related to the Change in Control.

Under the terms of the Severance Agreement, if either (a) Mr. Vizi is involuntarily terminated by the Company for any reason other than "Cause" (as defined in the Severance Agreement), "Disability" (as defined in the Severance Agreement) or death, or (b) Mr. Vizi resigns for "Good Reason" (as defined in the Severance Agreement), and, in each case, the termination is not a "Termination Related to a Change in Control" (as defined below), Mr. Vizi will receive the following severance payments:

•
an amount equal to 1.5 times the sum of (a) Mr. Vizi's annual base salary as in effect immediately prior to the termination date (before taking into account any reduction that constitutes Good Reason) ("Annual Base Salary") and (b) highest annual bonus paid to Mr. Vizi in any of the three fiscal years immediately preceding Mr. Vizi's termination date, which for all purposes under the Severance Agreement shall be deemed to include the grant date fair value of any restricted stock units granted subject only to time-based vesting ("Bonus"), to be paid in installments over the twelve-month period following Mr. Vizi's termination date; and

•
for a period of eighteen months following Mr. Vizi's termination date, a monthly payment equal to the monthly premium under the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended ("COBRA") that Mr. Vizi is required to pay to continue medical, vision, and dental coverage, for himself and, where applicable, his spouse and eligible dependents, under such Company plans in which Mr. Vizi was participating immediately prior to his termination date, provided that the monthly payments are conditioned on Mr. Vizi making an election to receive COBRA continuation coverage and paying the monthly premium, and executive not becoming eligible for such coverage under another employer's plan.

Notwithstanding the above, if Mr. Vizi has a termination as described above and can reasonably demonstrate that such termination would constitute a Termination Related to a Change in Control, and a Change in Control occurs within 120 days following Mr. Vizi's termination date, Mr. Vizi will be entitled to receive the payments set forth below for a Termination Related to a Change in Control, less any amounts already paid to Mr. Vizi, upon consummation of the Change in Control.

Under the terms of the Severance Agreement, if a Change in Control occurs and:

(a)    Mr. Vizi experiences a Termination Related to a Change in Control on account of:

(i) an involuntary termination by the Company for any reason other than Cause, death, or Disability,

(ii) an involuntary termination by the Company within twelve months following a Change in Control on account of Disability or death, or

(iii) a resignation by Mr. Vizi with Good Reason

then Mr. Vizi will receive the following severance payments:

•	a lump sum payment equal to two times the sum of Mr. Vizi's (a) Annual Base Salary and (b) Bonus; and

•
a lump sum payment equal to twenty-four multiplied the monthly COBRA premium cost, as in effect immediately prior to Mr. Vizi's termination date, for Mr. Vizi to continue medical, dental and vision coverage, as applicable, in such Company plans for himself and, if applicable, his spouse and eligible dependents, in which he (and his spouse and eligible dependents) was participating immediately prior to this termination date.

A "Termination Related to a Change in Control" is defined under the Severance Agreement as a termination either:

•
within 120 days prior to a Change in Control, provided that Mr. Vizi can reasonably demonstrate that the termination was at the request of a third party who has taken steps to effect a Change in Control or otherwise arose in connection with a Change in Control, or

•	within twelve months following a Change in Control.

Mr. Vizi will not be entitled to any severance benefits in the event of the termination of his employment on account of death, Disability, or resignation without Good Reason (except as described above upon a Termination Related to a Change in Control) or upon a termination of employment for Cause.

The severance payments and Change in Control Payment are each conditioned upon Mr. Vizi, or Mr. Vizi's beneficiary (in the event of death), executing and not revoking a release of claims.

The Severance Agreement includes (a) a non-competition restriction during the term of Mr. Vizi's employment and for one year after his termination of employment, (b) a confidentiality restriction during Mr. Vizi's employment and thereafter, and (c) a non-solicitation of employees, current and prospective customers and acquisition targets during the term of Mr. Vizi's employment and for one year after his termination of employment.

The Severance Agreement remains in effect for the duration of Mr. Vizis' employment, unless terminated by mutual agreement between the Company and Mr. Vizi.

In connection with his departure, Mr. Campanelli has entered into a Release and Separation Agreement with the Company (the "Campanelli Separation Agreement") dated as of June 1, 2018.  In accordance with Mr. Campanelli's Executive Severance Agreement with the Company, dated as of December 27, 2012, as amended, the Campanelli Separation Agreement provides that Mr. Campanelli will receive the following benefits in connection with his departure from the Company:  (i) 1.5 times the sum of (a) Mr. Campanelli's annual base salary as in effect immediately prior to the termination date and (b) the highest annual bonus paid to Mr. Campanelli in any of the three fiscal years immediately preceding Mr. Campanelli's termination date.

This amount will be paid installments beginning six months after the date of Mr. Campanelli's departure and ending twelve months after such departure date.  Mr. Campanelli will also receive, for a period of eighteen months following his departure date, a monthly payment equal to the monthly premium under the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended ("COBRA") that Mr. Campanelli is required to pay to continue medical, vision, and dental coverage, for himself and, where applicable, his spouse and eligible dependents, under such Company plans in which Mr. Campanelli was participating immediately prior to his termination date.

Pursuant to his Executive Severance Agreement, Mr. Campanelli is bound by certain restrictive covenants, including non-compete, confidentiality and non-solicitation provisions.  The Campanelli Separation Agreement also contain a release by Mr. Campanelli of all claims against the Company, subject to certain enumerated exceptions.

The foregoing descriptions of the Severance Agreement and the Campanelli Separation Agreement are qualified in their entireties by the provisions of such agreements, copies of which is filed herewith as Exhibits 99.1 and 99.2, respectively.

Also on June 1, 2018, Richard D. Machon notified the Company of his decision to resign from the Board of Directors of the Company, effective immediately, in connection with his plans to retire.

Item 9.01.        Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

None.

(b) Pro Forma Financial Information.

None.

(c) Shell Company Transactions.

None.

(d) Exhibits.

Exhibit Number	Exhibit Name
99.1	Severance Agreement
99.2	Campanelli Separation Agreement
99.3	Press Release by the Registrant, dated June 4, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCM TECHNOLOGIES, INC.

By:	/s/ Kevin D. Miller
Kevin D. Miller
Chief Financial Officer, Treasurer and Secretary

Dated: June 7, 2018